EXHIBIT 99.1

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, Ga., April 24, 2009 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income of $1,078,000, or $0.11 per diluted share for the first quarter of 2009, down 51.29 percent from first quarter 2008 net income of $2,213,000, or $0.31 per diluted share. The continued downturn of the housing and real estate market that began in 2007 and the economy in general has contributed to financial results well below our historic standards. Challenges in the housing and real estate market continued to have a significant impact on our loan portfolio and earnings in the first quarter. The Company's net income was impacted primarily from increased provisions for loan losses. "Credit quality issues and a slowing economy have created an unprecedented operating environment for the banking industry. Though first quarter earnings are disappointing, our solid core earnings continue to provide strong support for loss provisions needed to cover our problem loan losses. We remain committed to aggressively moving through this down economic cycle in a timely and prudent manner," said Al D. Ross, President and Chief Executive Officer.

The Company continues to closely monitor our real estate dependent loans and focus on asset quality. Non-performing assets increased to $53.1 million, or 5.45 percent of total loans and other real estate owned as of March 31, 2009. This compares to $48.2 million, or 4.95 percent as of December 31, 2008 and $18.2 million, or 1.92 percent as of March 31, 2008. The increase in non-performing assets ties directly to the elevated risk in our residential and land development loan portfolio and has resulted in increased loan loss provisions in 2009 compared to 2008; thus a significant negative impact on our 2009 net income. The first quarter 2009 provision for loan losses were $4,225,000 compared to $1,071,000 for the same period in 2008. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the continued economic downturn.

In the first quarter of 2009 net charge-offs were $2,245,000, or 0.23 percent of average loans as compared to net charge-offs of $1,364,000, or 0.14 percent of average loans in first quarter 2008. The loan loss reserve was $19 million on March 31, 2009, or 1.97 percent of total loans compared to $15.2 million or 1.61 percent on March 31, 2008. Management believes that recent contributions to Allowance for Loan Losses adequately address the increase in non-performing assets and the related increase in classified assets. "While the economy has given little indication of stabilizing, our strategy will be the same to recognize and move problem assets through our process as quickly as possible," said Ross. "We expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets, but our strong capital position enables us to absorb losses without impairing the company's financial soundness."

Another significant factor negatively impacting earnings has been the reduction of net interest income. Net interest income decreased to $9,060,000 in first quarter 2009 compared to $9,605,000 in first quarter 2008. This reduction ties directly to the aggressive posture taken by Federal Reserve as they lowered interest rates an almost unprecedented 400 basis points during 2008 to combat the downturn in the real estate market and recessionary fears. The significant rate reduction along with the impact of loans being placed on non-accrual status in which interest receivable is reversed and interest accrual discontinued resulted in Colony's net interest margin declining to 3.06 percent in first quarter 2009 compared to 3.44 percent in first quarter 2008. We expect margin improvement in 2009 as we re-price our liabilities in response to the current interest rate environment. Also the Company began efforts during 2008 to establish floors on variable rate loans to minimize the impact of sharp declines in indexes on which the Company normally sets loan pricing.

On a positive note, noninterest income was boosted significantly during first quarter 2009 as the Company executed a bond swap to restructure its bond portfolio. Colony realized gross gains on the sale of securities of $2,317,000, or after tax income of $1,529,000. The transaction allowed Colony to sell mortgage-backed securities at a gain to build capital to protect against non-performing loans in the loan portfolio; to take advantage of mortgage-backed pricing due to unprecedented market factors; to add exposure to ARM mortgage-backed securities with 2-4 years of lock out before adjustment period; and to better position for a rising rate environment in the future.

During 2008 the Company merged all of its operations into one sole operating subsidiary which allowed the Company to implement operational enhancements. First quarter 2009 noninterest expense was $7,361,000, or a reduction of 5.11 percent from first quarter 2008 noninterest expense of $7,757,000. This improvement was accomplished while at the same time Colony experienced an increase in FDIC insurance assessment to $404 thousand in first quarter 2009 compared to $118 thousand in first quarter 2008 and repossession/foreclosure expense increased to $231 thousand from $44 thousand in the same period.

The Company had total assets of $1,283,005,000, gross loans of $962,822,000, total deposits of $1,011,695,000 and total equity of $109,527,000 at March 31, 2009. Common shareholders' equity to total assets was 6.41 percent at March 31, 2009 compared to 7.26 percent at March 31, 2008.

Colony continues to maintain a strong capital position, which was strengthened by the completion of the sale on January 9, 2009 of $28 million in preferred stock and warrants to the U.S. Treasury through its Capital Purchase Program. At March 31, 2009, the company's capital ratios were as follows: Tier 1 Risk-Based Capital of 11.83 percent, Leverage ratio of 9.04 percent and Total Risk-Based Capital of 14.86 percent. Utilization of these funds during first quarter 2009 were new and renewed loan originations totaling $198 million, of which $79 million represented new loan extensions either funded or committed. Also, new mortgage-backed securities purchased during first quarter 2009 resulted in a net increase of mortgage-backed security holdings of approximately $38 million.

During the quarter the board of directors declared a quarterly cash dividend of $0.0975 per share compared to $0.0975 declared in first quarter 2008. Though earnings declined from 2008 due to aggressively addressing problem loans during this economic downturn, the capital position of Colony allowed the board to remain comfortable holding the dividend payout at its current level. To be categorized as "well-capitalized" by regulatory requirements, a company must maintain a 10 percent total capital to risk-based assets ratio. At March 31, 2009, Colony remained in excess of the regulatory requirement as its total capital to risk-based assets ratio was 14.86 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

                                COLONY BANKCORP, INC.
                          FINANCIAL HIGHLIGHTS (UNAUDITED)
                     DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                              QUARTER ENDED       YEAR-TO-DATE
  EARNINGS SUMMARY         03/31/09  03/31/08  03/31/09  03/31/08
                           --------  --------  --------  --------
 Net Interest Income         $9,060    $9,605    $9,060   $9,605
 Provision for Loan Losses    4,225     1,071     4,225    1,071
 Non-interest Income          3,962     2,371     3,962    2,371
 Non-interest Expense         7,361     7,757     7,361    7,757
 Income Taxes                   358       935       358      935
 Net Income                   1,078     2,213     1,078    2,213
 Preferred Stock Dividend       315        --       315       --
 Net Income Available to
  Common Shareholders           763     2,213       763    2,213

                               QUARTER ENDED         YEAR-TO-DATE
  PER COMMON SHARE SUMMARY  03/31/09   03/31/08   03/31/09   03/31/08
                            --------   --------   --------   --------
 Common Shares Outstanding 7,231,163  7,216,113  7,231,163  7,216,113
 Weighted Average Basic
  Shares                   7,202,865  7,191,861  7,202,865  7,191,861
 Weighted Average Diluted
  Shares                   7,202,865  7,191,861  7,202,865  7,191,861
 Earnings Per Basic Share
  (b)                          $0.11      $0.31      $0.11      $0.31
 Earnings Per Diluted
  Share (b)                    $0.11      $0.31      $0.11      $0.11
 Dividends Declared Per
  Share                        $0.09      $0.09      $0.09    $0.0975
 Common Book Value Per
  Share                       $11.38     $11.92     $11.38     $11.92
 Tangible Book Value Per
  Share                       $11.00     $11.53     $11.00     $11.53

                               QUARTER ENDED     YEAR-TO-DATE
   OPERATING RATIOS (1)      03/31/09 03/31/08 03/31/09 03/31/08
                             -------- -------- -------- --------
 Net Interest Margin (a)        3.06%    3.44%    3.06%    3.44%
 Return on Average Assets
  (b)                           0.24%    0.74%    0.24%    0.74%
 Return on Average Common
  Equity (b)                    3.63%   10.38%    3.63%   10.38%
 Efficiency (c)                68.25%   67.45%   68.25%   67.45%

  (1) Annualized
  (a) Computed using fully taxable-equivalent net income
  (b) Computed using net income available to shareholders
  (c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

                                       QUARTER ENDED
                                   03/31/09      03/31/08
  ENDING BALANCES                  --------      --------
 Total Assets                    $1,283,005    $1,185,226
 Loans, Net of Reserves             943,674       927,958
 Allowance for Loan Losses           18,996        15,220
 Goodwill                             2,412         2,412
 Intangible Assets                      358           393
 Deposits                         1,011,695       993,556
 Common Shareholders' Equity         82,277        86,014
 Common Equity to Total Assets         6.41%         7.26%

                            QUARTER ENDED           YEAR-TO-DATE
  AVERAGE BALANCES      03/31/09    03/31/08    03/31/09    03/31/08
                        --------    --------    --------    --------
 Total Assets         $1,268,612  $1,190,063  $1,268,612  $1,190,063
 Loans, Net of
  Reserves               939,326     931,352     939,326     931,352
 Deposits                999,172     998,685     999,172     998,685
 Common Shareholders'
  Equity                  84,118      85,260      84,118      85,260

                            QUARTER ENDED           YEAR-TO-DATE
  ASSET QUALITY         03/31/09    03/31/08    03/31/09    03/31/08
                        --------    --------    --------    --------
 Nonperforming Loans     $40,166     $14,438     $40,166     $14,438
 Nonperforming Assets     53,130      18,196      53,130      18,196
 Net Loan Chg-offs
  (Recoveries)             2,245       1,364       2,245       1,364
 Reserve for Loan Loss
  to Gross Loans            1.97%       1.61%       1.97%       1.61%
 Reserve for Loan Loss
  to Non-performing
  Loans                    47.29%     105.42%      47.29%     105.42%
 Reserve for Loan Loss
  to Non-performing
  Assets                   35.75%      83.64%      35.75%      83.64%
 Net Loan Chg-offs
  (Recoveries) to Avg
   Gross Loans              0.23%       0.14%       0.23%       0.14%
 Nonperforming Loans to
  Gross Loans               4.17%       1.53%       4.17%       1.53%
 Nonperforming Assets to
  Total Assets              4.14%       1.54%       4.14%       1.54%
 Nonperforming Assets to
  Total Loans And Other
  Real Estate               5.45%       1.92%       5.45%       1.92%

 Quarterly Comparative Data (in thousands, except per share data)

                  1Q2009     4Q2008     3Q2008     2Q2008     1Q2008

 Assets       $1,283,005 $1,252,782 $1,215,330 $1,211,212 $1,185,226
 Loans           943,674    943,841    952,504    936,608    927,958
 Deposits      1,011,695  1,006,992    977,752    976,322    993,556
 Common
  Share-
  holders'
  Equity          82,277     83,215     82,806     83,823     86,014
 Net Income        1,078       (670)       194        292      2,213
 Net Income
  Available
  to Common
  Shareholders       763       (670)       194        292      2,213
 Net Income
  Per Share         0.11      (0.09)      0.03       0.04       0.31
 Dividends
  Declared Per
  Share           0.0975     0.0975     0.0975     0.0975     0.0975

 Key
  Performance
  Ratios          1Q2009     4Q2008     3Q2008     2Q2008     1Q2008

 Return on
  Assets (1)        0.24%     (0.22)%     0.06%      0.10%      0.74%
 Return on
  Equity (1)        3.63%     (3.25)%     0.93%      1.36%     10.38%
 Common
  Equity to
  Total Assets      6.41%       6.64%     6.81%      6.92%      7.26%
 Net Interest
  Margin            3.06%       3.18%     3.34%      3.24%     3.44%

 (1) Computed using net income available to shareholders

 Consolidated Balance Sheets Colony Bankcorp, Inc.
 (in thousands)

                                                Mar. 31,     Mar. 31,
                                                  2009         2008
                                               ----------  ----------
                                               (unaudited)  (audited)

 ASSETS
 Cash and Cash Equivalents
  Cash and Due from Banks                         $21,485     $24,457
  Federal Funds Sold                                   --      12,697
                                                   21,485      37,154
                                                   ------      ------
 Interest-Bearing Deposits                            373       1,279
                                                      ---       -----
 Investment Securities
  Available for Sale, at Fair Value               244,549     156,004
  Held for Maturity, at Cost (Fair Value of
   $64 and $73 as of Mar. 31, 2008 and Mar
   31, 2007, Respectively)                             62          68
                                                       --          --
                                                  244,611     156,072
                                                  -------     -------
 Federal Home Loan Bank Stock, at Cost              6,345       5,395
                                                    -----       -----
 Loans                                            962,822     943,412
  Allowance for Loan Losses                       (18,996)    (15,220)
  Unearned Interest and Fees                         (152)       (234)
                                                     -----      -----
                                                  943,674     927,958
                                                  -------     -------
 Premises and Equipment                            29,579      28,527
                                                   ------      ------
 Other Real Estate                                 12,964       3,758
                                                   ------       -----
 Goodwill                                           2,412       2,412
                                                    -----       -----
 Other Intangible Assets                              358         393
                                                      ---         ---
 Other Assets                                      21,204      22,278
                                                   ------      ------
 Total Assets                                  $1,283,005  $1,185,226
                                               ==========  ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits
  Noninterest-Bearing                             $70,365     $76,600
  Interest-Bearing                                941,330     916,956
                                                  -------     -------
                                                1,011,695     993,556
                                                ---------     -------
 Borrowed Money
  Federal Funds Purchased                           1,178       2,917
  Securities Sold Under Agreements to
   Repurchase                                      40,000          --
  Subordinated Debentures                          24,229      24,229
  Other Borrowed Money                             91,000      70,900
                                                   ------      ------
                                                  156,407      98,046
                                                  -------      ------

 Other Liabilities                                  5,376       7,610
                                                    -----       -----
 Stockholders' Equity
  Preferred Stock, Par Value $1,000;
   Authorized 10,000,000 Shares, Issued 28,000
   Shares                                          27,250          --
  Common Stock, Par Value $1; Authorized
   20,000,000 Shares, Issued 7,231,163 and
   7,216,113 Shares                                 7,231       7,216
  Paid in Capital                                  25,407      24,601
  Retained Earnings                                51,326      53,596
  Restricted Stock- Unearned Compensation            (314)       (410)
  Accumulated Other Comprehensive Loss, Net of
   Tax                                             (1,373)      1,011
                                                   -------     ------
                                                  109,527      86,014
                                                  -------      ------
 Total Liabilities and Stockholders' Equity    $1,283,005  $1,185,226
                                               ==========  ==========

 Consolidated Statements of Income Colony Bankcorp, Inc.
 (in thousands except per share data)

                                   Quarter            Year-to-Date
                             Three Months Ended    Three Months Ended
                            03/31/09   03/31/08   03/31/09   03/31/08
                            --------   --------   --------   --------
                          (unaudited)(unaudited)(unaudited)(unaudited)
 Interest Income
  Loans, Including Fees      $14,197    $18,351    $14,197    $18,351
  Federal Funds Sold               5        155          5        155
  Deposits with Other
   Banks                          --         11         --         11
  Investment Securities
   U.S. Government
    Agencies                   2,047      1,679      2,047      1,679
   State, County and
    Municipal                     88        138         88        138
   Corporate Obligations/
    Asset-Backed Sec             123         94        123         94
  Dividends on Other
   Investments                    --         84         --         84
                                  --         --         --         --

                              16,460     20,512     16,460     20,512
                              ------     ------     ------     ------
 Interest Expense
  Deposits                     6,173      9,672      6,173      9,672
  Federal Funds Purchased
   and Repurchase
   Agreements                    232         27        232         27
  Borrowed Money                 995      1,208        995      1,208
                                 ---      -----        ---      -----
                               7,400     10,907      7,400     10,907
                               -----     ------      -----     ------
 Net Interest Income           9,060      9,605      9,060      9,605
  Provision for Loan
   Losses                      4,225      1,071      4,225      1,071
                               -----      -----      -----      -----
 Net Interest Income
  After Provision for
  Loan Losses                  4,835      8,534      4,835      8,534
                               -----      -----      -----      -----
 Noninterest Income
  Service Charges on
   Deposits                      988      1,165        988      1,165
  Other Service Charges,
   Commissions and Fees          236        254        236        254
  Mortgage Fee Income            102        169        102        169
  Securities Gains             2,317        570      2,317        570
  Other                          319        213        319        213
                                 ---        ---        ---        ---
                               3,962      2,371      3,962      2,371
                               -----      -----      -----      -----
 Noninterest Expense
  Salaries and Employee
   Benefits                    3,807      4,403      3,807      4,403
  Occupancy and Equipment      1,009      1,007      1,009      1,007
  Other                        2,545      2,347      2,545      2,347
                               -----      -----      -----      -----
                               7,361      7,757      7,361      7,757
                               -----      -----      -----      -----
 Income Before Income
  Taxes                        1,436      3,148      1,436      3,148
 Income Taxes                    358        935        358        935
                                 ---        ---        ---        ---
 Net Income                   $1,078     $2,213     $1,078     $2,213
                              ------     ------     ------     ------
 Preferred Stock
  Dividends                      315         --        315         --

 Net Income Available to
  Common Shareholders           $763     $2,213       $763     $2,213
                                ====     ======       ====     ======

 Net Income Per Share of
  Common Stock
  Basic                        $0.11      $0.31      $0.11      $0.31
                               =====      =====      =====      =====
  Diluted                      $0.11      $0.31      $0.11      $0.31
                               =====      =====      =====      =====
 Weighted Average Basic
  Shares Outstanding       7,202,865  7,191,861  7,202,865  7,191,861
                           =========  =========  =========  =========
 Weighted Average Diluted
  Shares Outstanding       7,202,865  7,191,861  7,202,865  7,191,861
                           =========  =========  =========  =========

CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002